Exhibit 99.1
FOR IMMEDIATE RELEASE

ANI Pharmaceuticals Reports Record Second Quarter 2025 Financial Results and Raises 2025 Guidance

•Generated record quarterly net revenues of $211.4 million, representing year-over-year growth of 53.1% on a reported basis and 37.0% on an organic basis
•Total Rare Disease quarterly net revenues of $104.0 million, which includes:
◦Purified Cortrophin® Gel net revenues of $81.6 million, an increase of 66.0% year-over-year, and
◦ILUVIEN® and YUTIQ® net revenues of $22.3 million
•Generics quarterly net revenues of $90.3 million, an increase of 22.1% year-over-year
•Delivered record quarterly adjusted non-GAAP EBITDA of $54.1 million, an increase of 62.8% year-over-year
•Diluted GAAP income per share of $0.36 and record adjusted non-GAAP diluted earnings per share of $1.80
•Increased 2025 guidance with expected net revenues of $818.0 million to $843.0 million, adjusted non-GAAP EBITDA of $213.0 million to $223.0 million, and adjusted non-GAAP diluted earnings per share of $6.98 to $7.35
•Rare Disease net revenues expected to represent approximately 50% of total Company net revenues in 2025, including:
◦Purified Cortrophin Gel net revenues of $322.0 million to $329.0 million, representing year-over-year growth of 62.5% to 66.1%, and
◦ILUVIEN and YUTIQ net revenues of $87.0 million to $93.0 million

BAUDETTE, Minn., August 8, 2025 (GLOBE NEWSWIRE) -- ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) (ANI or the Company) today announced financial results and business highlights for the second quarter ended June 30, 2025.

“We had another record-setting quarter for our Company, with all-time highs in net revenue, adjusted EBITDA, and adjusted EPS, reflecting very strong momentum across our business units” said Nikhil Lalwani, President and CEO of ANI. “Our Rare Disease team delivered exceptional sequential and year-over-year quarterly growth with Cortrophin Gel, driving prescription demand and new patient starts to new highs. Our Generics business achieved another strong quarter fueled by new product launches and operational excellence, and our initiatives to improve the performance of our retina franchise yielded positive results.”

Mr. Lalwani continued, “We have made significant progress in building a high-growth, profitable and sustainable Rare Disease business since the launch of Cortrophin Gel in 2022. We now expect Rare Disease revenues to account for approximately 57% of total company revenues in the second half of 2025. Based on the very strong momentum, we are increasing our 2025 guidance for total net revenues, adjusted EBITDA, and adjusted EPS.”

Second Quarter and Recent Business Highlights:

Rare Disease and Brands

Revenues for ANI’s lead Rare Disease asset Cortrophin Gel totaled $81.6 million for the second quarter of 2025, an increase of 66.0% over the same period in 2024. During the quarter, the Company saw increased demand with the highest number of new patient starts and new cases initiated since launch. Cortrophin Gel experienced growth across both existing prescribers and new prescribers. Notably, since launch, approximately 50% of Cortrophin Gel prescribers have been new to the ACTH category.

The Company saw Cortrophin Gel growth across all targeted therapeutic areas, including its newer specialties of ophthalmology and pulmonology, as well as the core specialties of neurology, rheumatology and nephrology. Growth in the core specialties benefited from a larger sales team deployed in the first quarter of 2025. Ophthalmology produced a record number of new cases initiated and approximately 33% sequential quarterly growth in Cortrophin Gel volume. Prescribing for acute gouty arthritis flares, for which Cortrophin Gel is the only approved ACTH therapy, remained a strong driver. Overall, new patient starts across all indications more than doubled in the second quarter compared to the prior year period.

ANI launched a pre-filled syringe presentation of Cortrophin Gel in April and has seen very strong interest and demand. The prefilled syringe reduces the steps required for patients to administer Cortrophin Gel. ANI observed prescribing of the pre-filled syringe ramp across indications during the second quarter and expects it to remain an important driver of prescription demand going forward.

Revenues for ILUVIEN and YUTIQ were $22.3 million for the second quarter, in line with the Company’s expectations. ANI advanced several key initiatives during the quarter, including executing on the addition of the chronic NIU-PS indication to ILUVIEN’s label and fully transitioning U.S. promotional efforts to ILUVIEN. In addition, the Company strengthened its sales team, refreshed marketing materials and launched peer-to-peer education speaker programs to increase awareness. U.S. revenues continued to be impacted by reduced access for Medicare patients due to a lack of funding for third-party co-pay assistance programs.

The combined U.S. ophthalmology sales team also captured meaningful revenue synergy for Cortrophin. ILUVIEN sales in international markets, which account for approximately one-third of ILUVIEN global sales, remained on track.

ANI presented the results from the NEW DAY clinical trial of ILUVIEN in patients with DME at the recent American Society of Retina Specialists (ASRS) Annual Scientific Meeting. The Company believes the NEW DAY results have the potential to support earlier usage of ILUVIEN as part of its role in reducing the treatment burden in DME.

Revenues for Brands increased 31.6% year-over-year to $13.2 million. The Company continued to capture increased demand for certain products through a portion of the second quarter and anticipates returning to a more normalized level of revenues during the second half.

Generics and Other

ANI’s Generics revenues increased 22.1% year-over-year to $90.3 million in the second quarter, driven by contribution from new product launches, including the first-to-market launch of prucalopride with 180 days of exclusivity, and strong operational execution.
Second Quarter 2025 Financial Results

	Three Months Ended June 30,
(in thousands)	2025	2024	Change	% Change
Rare Disease and Brands
Cortrophin Gel	$81,647	$49,193	$32,454	66.0%
ILUVIEN and YUTIQ	22,316	—	22,316	n/m
Rare Disease total net revenues	$103,963	$49,193	$54,770	111.3%
Brands	13,195	10,027	3,168	31.6%
Rare Disease and Brands total net revenues	$117,158	$59,220	$57,938	97.8%
Generics and Other
Generic pharmaceutical products	90,297	73,964	16,333	22.1%
Royalties and other pharmaceutical services	3,916	4,856	(940)	(19.4)%
Generics and Other total net revenues	$94,213	$78,820	$15,393	19.5%
Total net revenues	$211,371	$138,040	$73,331	53.1%
"n/m" - not meaningful percentage due to the acquisition of ILUVIEN and YUTIQ in the third quarter of 2024.
All comparisons are made versus the same period in 2024 unless otherwise stated.

Total net revenues for the second quarter of 2025 were $211.4 million, an increase of 53.1% over the prior year period. On an organic basis, excluding the acquisition of Alimera, total net revenues grew 37.0% year-over-year.

Net revenues for Rare Disease, which includes Cortrophin Gel, ILUVIEN and YUTIQ, increased 111.3% to $104.0 million. Cortrophin Gel net revenues increased 66.0% to $81.6 million driven by increased volume. ILUVIEN and YUTIQ generated net revenues of $22.3 million.

Net revenues for Brands increased 31.6% to $13.2 million driven by an increase in demand for certain products.

Net revenues for Generic pharmaceutical products increased 22.1% to $90.3 million driven by increased volumes in the base business and contribution from new product launches.

On a GAAP basis, gross margin increased from 58.2% to 64.7%, and on a non-GAAP basis, gross margin increased from 58.4% to 64.9%, primarily due to favorable mix toward Rare Disease products and positive impact from the prucalopride launch.

On a GAAP basis, research and development expenses increased 126.6% to $16.5 million. On a non-GAAP basis, research and development expenses increased 129.5% to $16.0 million driven by higher investment to support future growth of Rare Disease and Generics.

On a GAAP basis, selling, general, and administrative expenses increased 54.8% to $81.8 million, resulting from expenses related to the acquisition of Alimera Sciences in September 2024, including an expanded ophthalmology sales and marketing team, continued investment in Rare Disease sales and marketing activities, and an overall increase in activities required to support the growth of the business. On a non-GAAP basis, selling, general, and administrative expenses increased 65.8% to $67.1 million.

On a GAAP basis, the Company reported net income attributable to common shareholders of $8.1 million, or $0.36 per share, for the second quarter of 2025 compared to net loss of $2.7 million, or $0.14 per share, in the prior year period, on a diluted basis. On a non-GAAP basis, the Company reported diluted earnings per share of $1.80 for the second quarter of 2025 compared to $1.02 in the prior year period.

Adjusted non-GAAP EBITDA for the second quarter of 2025 was $54.1 million, an increase of 62.8% from the second quarter of 2024.
For reconciliations of adjusted non-GAAP EBITDA and adjusted non-GAAP diluted earnings per share to the most directly comparable GAAP financial measure, please see Table 3 and Table 4 below, respectively.

Liquidity

As of June 30, 2025, the Company had $217.8 million in unrestricted cash and cash equivalents, $225.7 million in net accounts receivable and $635.2 million in principal value of outstanding debt (inclusive of our senior convertible notes). The Company generated year-to-date cash flow from operations of $110.8 million.

Full Year 2025 Guidance:

	Full Year 2025 Guidance	Previous Full Year 2025 Guidance	2024 Actual	Growth
Net Revenue (Total Company)	$818 million - $843 million	$768 million - $793 million	$614 million	33% - 37%
Cortrophin Gel Net Revenue	$322 million - $329 million	$265 million - $274 million	$198 million	63% - 66%
ILUVIEN and YUTIQ Net Revenue	$87 million - $93 million	$97 million - $103 million	$32 million	n/m
Adjusted Non-GAAP EBITDA	$213 million - $223 million	$195 million - $205 million	$156 million	37% - 43%
Adjusted Non-GAAP Diluted EPS	$6.98 - $7.35	$6.27 - $6.62	$5.20	34% - 41%
n/m - not meaningful percentage due to comparison of only a partial year of ILUVIEN and YUTIQ Net Revenue in 2024.

ANI continues to expect total company adjusted non-GAAP gross margin between 63% and 64%. The Company will continue to tax effect non-GAAP adjustments for computation of adjusted non-GAAP diluted earnings per share as a tax rate of 26%, unless the item being adjusted is not tax deductible in whole or in part.

The Company anticipates approximately 20.3 million and 20.5 million shares outstanding for the purpose of calculating adjusted non-GAAP diluted EPS and expects its annual U.S. GAAP effective tax rate to be between 24% and 25%.

Conference Call

The Company’s management will host a conference call today to discuss its second quarter 2025 results.

Date	Friday, August 8, 2025
Time	8:30 a.m. ET
Toll free (U.S.)	800-343-4136
Conference ID	5034065

This conference call will also be webcast and can be accessed from the “Investors” section of ANI’s website at www.anipharmaceuticals.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A replay of the conference call will be available within two hours of the call’s completion and will remain accessible for two weeks by dialing 800-839-6803 and entering access code 5034065.

Non-GAAP Financial Measures

Adjusted non-GAAP EBITDA

ANI’s management considers adjusted non-GAAP EBITDA to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by non-cash stock-based compensation and differences in capital structures, tax structures, capital investment cycles, ages of related assets, and compensation structures among otherwise comparable companies. Management uses adjusted non-GAAP EBITDA when analyzing Company performance.

Adjusted non-GAAP EBITDA is defined as net income (loss), excluding tax expense, interest expense, net, other (income) expense, net, depreciation and amortization expense, non-cash stock-based compensation expense, M&A transaction and integration expenses, contingent consideration fair value adjustments, unrealized (gain) loss on our investment in equity securities, gain on sale of the former Oakville, Ontario manufacturing site, litigation expenses related to certain matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Adjusted non-GAAP EBITDA should be considered in addition to, but not in lieu of, net income or loss reported under GAAP. A reconciliation of adjusted non-GAAP EBITDA to the most directly comparable GAAP financial measure is provided below.

ANI is not providing a reconciliation for the forward-looking full year 2025 adjusted EBITDA guidance because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation, including “with” and “without” tax provision information. As such, ANI’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Adjusted non-GAAP Net Income

ANI’s management considers adjusted non-GAAP net income to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized (gain) loss on our investment in equity securities, gain on sale of the former Oakville, Ontario manufacturing site, litigation expenses related to certain matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses adjusted non-GAAP net income when analyzing Company performance.

Adjusted non-GAAP net income is defined as net income (loss), plus the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized (gain) loss on our investment in equity securities, gain on sale of the former Oakville, Ontario manufacturing site, litigation expenses related to certain matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations, less the tax impact of these adjustments calculated using an estimated statutory tax rate. Management will continually analyze this metric and may include additional adjustments in the calculation in order to provide further understanding of ANI’s results. Adjusted non-GAAP net income should be considered in addition to, but not in lieu of, net income reported under GAAP. A reconciliation of adjusted non-GAAP net income to the most directly comparable GAAP financial measure is provided below.

Adjusted non-GAAP Diluted Earnings per Share

ANI’s management considers adjusted non-GAAP diluted earnings per share to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized (gain) loss on our investment in equity securities, gain on sale of the former Oakville, Ontario manufacturing site, litigation expenses related to certain matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses adjusted non-GAAP diluted earnings per share when analyzing Company performance.

Adjusted non-GAAP diluted earnings per share is defined as adjusted non-GAAP net income, as defined above, divided by the diluted weighted average shares outstanding during the period. Management will continually analyze this metric and may include additional adjustments in the calculation in order to provide further understanding of ANI’s results. Adjusted non-GAAP diluted earnings per share should be considered in addition to, but not in lieu of, diluted earnings (loss) per share reported under GAAP. A reconciliation of adjusted non-GAAP diluted earnings per share to the most directly comparable GAAP financial measure is provided below.

ANI is not providing a reconciliation for the forward-looking full year 2025 adjusted diluted earnings per share guidance because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation, including “with” and “without” tax provision information. As such, ANI’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Other non-GAAP metrics

ANI’s management considers non-GAAP research and development expenses and non-GAAP selling, general, and administrative expenses to be financial indicators of ANI’s operating performance, providing investors and analysts with useful measures of operating results unaffected by non-cash stock-based compensation expense, M&A transaction and integration expenses, contingent consideration fair value adjustments, unrealized (gain) loss on our investment in equity securities, gain on sale of the former Oakville, Ontario manufacturing site, litigation expenses related to certain matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations.

Management uses adjusted non-GAAP research and development expenses and non-GAAP selling, general, and administrative expenses when analyzing Company performance.

Non-GAAP research and development expenses is defined as research and development expenses, excluding non-cash stock-based compensation expense, M&A transaction and integration expenses, and certain other items that vary in frequency and impact on ANI’s results of operations.

Non-GAAP selling, general, and administrative expenses is defined as selling, general, and administrative expenses, excluding non-cash stock-based compensation expense, M&A transaction and integration expenses, litigation expenses related to certain matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations.

Each of adjusted non-GAAP research and development expenses and non-GAAP selling, general, and administrative expenses should be considered in addition to, but not in lieu of, research and development expenses, and selling, general, and administrative expenses reported under GAAP, respectively.

A reconciliation of each of non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses to the most directly comparable GAAP financial measure is provided below.

ANI’s management also considers non-GAAP gross margin to be a financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by unaffected by non-cash stock-based compensation expense, M&A transaction and integration expenses, contingent consideration fair value adjustments, unrealized (gain) loss on our investment in equity securities, gain on sale of the former Oakville, Ontario manufacturing site, litigation expenses related to certain matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses non-GAAP gross margin when analyzing Company performance.

Non-GAAP gross margin is defined as adjusted non-GAAP net revenues less non-GAAP cost of sales (excluding depreciation and amortization) divided by non-GAAP net revenues. Non-GAAP gross margin should be considered in addition to, but not in lieu of, gross margin reported under GAAP.

About ANI

ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) is a diversified biopharmaceutical company committed to its mission of “Serving Patients, Improving Lives" by developing, manufacturing, and commercializing innovative and high-quality therapeutics. The Company is focused on delivering sustainable growth through its Rare Disease business, which markets novel products in the areas of ophthalmology, rheumatology, nephrology, neurology, and pulmonology; its Generics business, which leverages R&D expertise, operational excellence, and U.S.-based manufacturing; and its Brands business. For more information, visit www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, those relating to the commercialization and potential sales of the product and any additional product launches from the Company’s generic pipeline, 2025 guidance, other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” the negatives thereof, or other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to: the ability of our approved products, including Cortrophin Gel, ILUVIEN and YUTIQ, to achieve commercialization at levels of market acceptance that will continue to allow us to achieve continued profitability; our ability to complete or achieve any, or all of the intended benefits of acquisitions and investments, including the acquisition of Alimera, in a timely manner or at all; the limitation of our cash flow as a result of the indebtedness and liabilities incurred from the acquisition of Alimera; the risks that our acquisitions and investments, including the acquisition of Alimera, could disrupt our business and harm our financial position and operating results; delays and disruptions in production of our approved products, increased costs and potential loss of revenues if we need to change suppliers due to the limited number of suppliers for our raw materials, active pharmaceutical ingredients, expedients, and other materials; delays and disruptions in production of our approved products as a result of our reliance on single source third party contract manufacturing supply for certain of our key products, including Cortrophin Gel, ILUVIEN and YUTIQ; delays or failure in obtaining and maintaining approvals by the FDA of the products we sell; changes in policy or actions that may be taken by the FDA, United States Drug Enforcement Administration and other regulatory agencies, and the focus of the current U.S. presidential administration, including among other things, drug recalls, regulatory approvals, facility inspections and potential enforcement actions; risks that we may face with respect to importing raw materials and delays in delivery of raw materials and other ingredients and supplies necessary for the manufacture of our products from both domestic and overseas sources due to supply chain disruptions or for any other reason, including increased costs due to tariffs; the ability of our manufacturing partners to meet our product demands and timelines; the impact of changes or fluctuations in exchange rates; our ability to develop, license or acquire, and commercialize new products; our obligations in agreements under which we license, develop or commercialize rights to products or technology from third parties and our ability to maintain such licenses; the level of competition we face and the legal, regulatory and/or legislative strategies employed by our competitors to prevent or delay competition from generic alternatives to branded products; our ability to protect our intellectual property rights; the impact of legislative or regulatory reform on the pricing for pharmaceutical products; the impact of any litigation to which we are, or may become, a party; our ability, and that of our suppliers, development partners, and manufacturing partners, to comply with laws, regulations and standards that govern or affect the pharmaceutical and biotechnology industries; our ability to maintain the services of our key executives and other personnel; the potential impact of new U.S. tax legislation on our business, including the One Big Beautiful Bill Act; and general business and economic conditions, such as inflationary pressures, geopolitical conditions including but not limited to the conflict between Russia and the Ukraine, the conflict in the Middle East, conflicts related to the attacks on cargo ships in the Red Sea, and the effects and duration of outbreaks of public health emergencies, and other risks and uncertainties that are described in ANI’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other periodic reports filed with the Securities and Exchange Commission.

More detailed information on these and additional factors that could affect the Company’s actual results are described in the Company’s filings with the Securities and Exchange Commission (SEC), including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, and other periodic reports, as well as other filings with the SEC. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company’s current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact Lisa M. Wilson, In-Site Communications, Inc.
212-452-2793
lwilson@insitecony.com

SOURCE: ANI Pharmaceuticals, Inc.

FINANCIAL TABLES FOLLOW

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 1: US GAAP Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net Revenues	$211,371	$138,040	$408,493	$275,470

Operating Expenses
Cost of sales (excluding depreciation and amortization)	74,615	57,698	147,652	106,855
Research and development	16,535	7,296	27,099	17,807
Selling, general, and administrative	81,771	52,821	158,299	100,842
Depreciation and amortization	23,281	14,697	46,172	29,383
Contingent consideration fair value adjustment	1,277	359	(10,815)	449
Gain on sale of building	—	—	—	(5,347)

Total Operating Expenses, net	197,479	132,871	368,407	249,989

Operating income	13,892	5,169	40,086	25,481

Other Expense, net
Unrealized gain (loss) on investment in equity securities	332	(2,712)	(589)	6,943
Interest expense, net	(5,438)	(4,656)	(10,922)	(9,256)
Other income (expense), net	1,739	(88)	1,937	(120)

Income (Loss) Before Income Tax Expense	10,525	(2,287)	30,512	23,048

Income tax expense	1,976	—	6,282	7,128

Net Income (Loss)	$8,549	$(2,287)	$24,230	$15,920

Dividends on Series A Convertible Preferred Stock	(407)	(407)	(813)	(813)

Net Income (Loss) Available to Common Shareholders	$8,142	$(2,694)	$23,417	$15,107

Basic and Diluted Income (Loss) Per Share:
Basic Income (Loss) Per Share	$0.37	$(0.14)	$1.07	$0.71
Diluted Income (Loss) Per Share	$0.36	$(0.14)	$1.05	$0.70

Basic Weighted-Average Shares Outstanding	19,834	19,321	19,721	19,210
Diluted Weighted-Average Shares Outstanding	20,308	19,321	20,177	19,561

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 2: US GAAP Balance Sheets
(unaudited, in thousands)

	June 30, 2025	December 31, 2024
Current Assets
Cash and cash equivalents	$217,797	$144,861
Restricted cash	36	33
Accounts receivable, net	225,654	221,726
Inventories	138,315	136,782
Prepaid expenses and other current assets	15,110	17,975
Investment in equity securities	5,718	6,307
Total Current Assets	602,630	527,684
Non-current Assets
Property and equipment, net	59,247	56,863
Deferred tax assets, net of deferred tax liabilities and valuation allowance	92,025	85,106
Intangible assets, net	520,320	541,834
Goodwill	60,533	59,990
Derivatives and other non-current assets	8,246	12,220
Total Assets	$1,343,001	$1,283,697

Current Liabilities
Income taxes payable	$3,294	$6,749
Current debt, net of deferred financing costs	13,216	9,172
Accounts payable	54,569	45,656
Accrued royalties	36,030	22,626
Accrued compensation and related expenses	32,933	37,725
Accrued government rebates	32,866	18,714
Returned goods reserve	48,683	39,274
Current contingent consideration	483	29
Accrued expenses and other	14,761	13,735
Total Current Liabilities	236,835	193,680

Non-current Liabilities
Non-current debt, net of deferred financing costs and current component	301,484	309,108
Non-current convertible notes, net of deferred financing costs	306,862	305,812
Non-current contingent consideration, net of current	18,089	19,825
Accrued licensor payments due	11,428	20,961
Other non-current liabilities	6,696	5,781
Total Liabilities	$881,394	$855,167

Mezzanine Equity
Convertible Preferred Stock, Series A	24,850	24,850

Stockholders’ Equity
Common Stock	2	2
Class C Special Stock	—	—
Preferred Stock	—	—
Treasury stock	(31,594)	(21,040)
Additional paid-in capital	541,899	519,653
Accumulated deficit	(76,862)	(100,279)
Accumulated other comprehensive income, net of tax	3,312	5,344
Total Stockholders’ Equity	436,757	403,680

Total Liabilities, Mezzanine Equity, and Stockholders’ Equity	$1,343,001	$1,283,697

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 3: Adjusted non-GAAP EBITDA Calculation and US GAAP to Non-GAAP Reconciliation
(unaudited, in thousands)

				Reconciliation of certain adjusted non-GAAP accounts:
				Net Revenues		Cost of sales (excluding depreciation and amortization)		Selling, general, and administrative		Research and development
	Three Months Ended June 30,			Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2025	2024		2025	2024	2025	2024	2025	2024	2025	2024
Net Income (Loss)	$8,549	$(2,287)	As reported:	$211,371	$138,040	$74,615	$57,698	$81,771	$52,821	$16,535	$7,296

Add/(Subtract):
Interest expense, net	5,438	4,656
Other (income) expense, net	(1,739)	88
Income tax expense	1,976	—
Depreciation and amortization	23,281	14,697
Contingent consideration fair value adjustment	1,277	359
Unrealized (gain) loss on investment in equity securities	(332)	2,712
Stock-based compensation	9,603	7,864	Stock-based compensation	—	—	(405)	(312)	(8,615)	(7,206)	(583)	(346)
M&A transaction and integration expenses	823	3,540	M&A transaction and integration expenses	—	—	—	—	(823)	(3,540)	—	—
Litigation expenses	5,201	1,594	Litigation expenses	—	—	—	—	(5,201)	(1,594)	—	—
Adjusted non-GAAP EBITDA	$54,077	$33,223	As adjusted:	$211,371	$138,040	$74,210	$57,386	$67,132	$40,481	$15,952	$6,950

				Reconciliation of certain adjusted non-GAAP accounts:
				Net Revenues		Cost of sales (excluding depreciation and amortization)		Selling, general, and administrative		Research and development
	Six Months Ended June 30,			Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2025	2024		2025	2024	2025	2024	2025	2024	2025	2024
Net Income	$24,230	$15,920	As reported:	$408,493	$275,470	$147,652	$106,855	$158,299	$100,842	$27,099	$17,807

Add/(Subtract):
Interest expense, net	10,922	9,256
Other (income) expense, net	(1,937)	120
Income tax expense	6,282	7,128
Depreciation and amortization	46,172	29,383
Contingent consideration fair value adjustment	(10,815)	449
Unrealized loss (gain) on investment in equity securities	589	(6,943)
Gain on sale of building	—	(5,347)
Stock-based compensation	18,470	14,798	Stock-based compensation	—	—	(780)	(592)	(16,581)	(13,577)	(1,109)	(629)
M&A transaction and integration expenses	2,617	4,253	M&A transaction and integration expenses	—	—	—	—	(2,617)	(4,253)	—	—
Litigation expenses	8,192	1,839	Litigation expenses	—	—	—	—	(8,192)	(1,839)	—	—
Severance	105	—	Severance	—	—	—	—	(105)	—	—	—
Adjusted non-GAAP EBITDA	$104,827	$70,856	As adjusted:	$408,493	$275,470	$146,872	$106,263	$130,804	$81,173	$25,990	$17,178

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 4: Adjusted non-GAAP Net Income and Adjusted non-GAAP Diluted Earnings per Share Reconciliation
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net Income (Loss) Available to Common Shareholders	$8,142	$(2,694)	$23,417	$15,107

Add/(Subtract):
Non-cash interest expense (income)	252	(55)	511	(65)
Depreciation and amortization	23,281	14,697	46,172	29,383
Contingent consideration fair value adjustment	1,277	359	(10,815)	449
Gain on sale of building	—	—	—	(5,347)
Unrealized (gain) loss on investment in equity securities	(332)	2,712	589	(6,943)
Stock-based compensation	9,603	7,864	18,470	14,798
M&A transaction and integration expenses	823	3,540	2,617	4,253
Litigation expenses	5,201	1,594	8,192	1,839
Severance	—	—	105	—
Other income	(1,773)	—	(2,009)	—
Less:
Estimated tax impact of adjustments	(9,966)	(7,985)	(16,596)	(9,975)

Adjusted non-GAAP Net Income Available to Common Shareholders (1)	$36,508	$20,032	$70,653	$43,499
Diluted Weighted-Average
Shares Outstanding	20,308	19,321	20,177	19,561
Adjusted Diluted Weighted-Average
Shares Outstanding	20,308	19,686	20,177	19,561

Adjusted non-GAAP
Diluted Earnings per Share	$1.80	$1.02	$3.50	$2.22
(1) Adjusted non-GAAP Net Income Available to Common Shareholders excludes undistributed earnings to participating securities.